INCORPORATED UNDER THE LAWS OF
State of Nevada

NUMBER                                                                                                                                                                                                                                                                                                                                                                                          SHARES

X-NET SERVICES CORP.

25,000,000 common authorized
par value $0.001 per share

This Certifies that___________________________________ is the Registered holder of _________________________Shares Transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Cerfificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ________day of _______________________, A.D.__________.

____________________________________                                                                                                                                                                                                                                                                              ____________________________________
Secretary                                                                                                                                                                                                                                                                                                                                              President

Shares $.001 par value each